Exhibit 99.1

NEWS RELEASE

One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.geogroup.com

CR-14-13

THE GEO GROUP REPORTS SECOND QUARTER 2014 RESULTS

•	2Q14 Net Income per Diluted Share of $0.54

•	2Q14 Normalized FFO of $0.72 per Diluted Share; 2Q14 AFFO of $0.85 per Diluted Share

•	Increased 2014 AFFO Guidance to $229-$234 million or $3.18 to $3.24 per Diluted Share

•	Quarterly Dividend of $0.57 per Share

Boca Raton, Fla. – August 6, 2014 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe, reported today its financial results for the second quarter 2014.

Second Quarter 2014 Highlights

•	Net Income per Diluted Share of $0.54

•	Net Operating Income of $119.2 million

•	Normalized FFO of $0.72 per Diluted Share

•	AFFO of $0.85 per Diluted Share

For the second quarter 2014, Normalized Funds From Operations (“Normalized FFO”) increased to $51.9 million, or $0.72 per diluted share, from $43.9 million, or $0.61 per diluted share, for the second quarter 2013. Second quarter 2014 Adjusted Funds From Operations (“AFFO”) increased to $60.9 million, or $0.85 per diluted share, from $52.3 million, or $0.73 per diluted share, for the second quarter 2013. For the second quarter 2014, Net Operating Income increased to $119.2 million from $108.5 million for the second quarter 2013.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are very pleased with our second quarter results and improved outlook for 2014, which continue to reflect robust operational and financial performance from our diversified business units. Our strong quarterly results have been driven by improved occupancy across our diversified real estate assets. Since the beginning of the year, our GEO Corrections & Detention division has activated new contracts or has announced contract awards totaling more than 6,000 correctional and detention beds in the U.S. and internationally. Additionally, our GEO Community Services division has continued to expand with the opening of approximately a dozen new day reporting centers and the provision of electronic monitoring services in several new markets. We continue to be optimistic regarding the growth opportunities in our industry which we expect will continue to create value for our shareholders.”

GEO reported total revenues for the second quarter 2014 of $412.8 million up from total revenues of $381.7 million for the second quarter 2013. GEO reported second quarter 2014 net income of $38.9 million, or $0.54 per diluted share, up from $34.2 million, or $0.48 per diluted share for the second quarter 2013.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Compared to second quarter 2013, GEO’s second quarter 2014 results reflect the activation of 1,500 company-owned beds at three facilities in California in November 2013; the assumption of management at three managed-only facilities totaling 3,854 beds in the State of Florida in February 2014; a 400-bed contract capacity expansion at the company-owned Rio Grande Detention Center in Texas during the first quarter 2014; the opening of new day reporting centers in Pennsylvania and California during the fourth quarter 2013 and first quarter 2014; and improved occupancy rates across GEO’s diversified real estate portfolio.

First Six Months 2014 Highlights

•	Net Income per Diluted Share of $0.93

•	Net Operating Income of $226.7 million

•	Normalized FFO of $1.30 per Diluted Share

•	AFFO of $1.56 per Diluted Share

For the first six months of 2014, Normalized FFO increased to $93.3 million, or $1.30 per diluted share, from $83.6 million, or $1.17 per diluted share, for the first six months of 2013. AFFO for the first six months of 2014 increased to $112.3 million, or $1.56 per diluted share, from $102.0 million, or $1.43 per diluted share, for the first six months of 2013. For the first six months of 2014, Net Operating Income increased to $226.7 million from $210.8 million for the first six months of 2013.

GEO reported total revenues for the first six months of 2014 of $806.0 million up from total revenues of $758.7 million for the first six months of 2013. GEO reported net income of $66.9 million, or $0.93 per diluted share, for the first six months of 2014, up from $57.6 million, or $0.81 per diluted share for the first six months of 2013.

Compared to the first six months of 2013, GEO’s results for the first six months of 2014 reflect the activation of 1,500 company-owned beds at three facilities in California in November 2013; the assumption of management at three managed-only facilities totaling 3,854 beds in the State of Florida in February 2014; a 400-bed contract capacity expansion at the company-owned Rio Grande Detention Center in Texas during the first quarter 2014; the opening of new day reporting centers in Pennsylvania and California during the fourth quarter 2013 and first quarter 2014; and improved occupancy rates across GEO’s diversified real estate portfolio.

Net Operating Income, Funds From Operations (“FFO”), Normalized FFO, and AFFO are widely used non-GAAP supplemental financial measures of REIT performance. Please see the section of this press release below entitled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

2014 Financial Guidance

GEO increased its financial guidance for the full-year 2014 and issued guidance for the third and fourth quarters 2014. GEO increased its full-year 2014 AFFO guidance to a range of $3.18 to $3.24 per diluted share, or $229 million to $234 million. On a GAAP basis, GEO increased its net income guidance for the full year 2014 to a range of $1.93 to $1.99 per diluted share.

GEO increased full-year 2014 revenue guidance to a range of $1.626 billion to $1.636 billion. GEO increased its full-year 2014 Net Operating Income guidance to a range of $465 million to $470 million. GEO increased its full-year 2014 Adjusted EBITDA guidance to a range of $338 million to $343 million.

For the third quarter 2014, GEO expects AFFO to be in a range of $0.81 to $0.84 per diluted share. On a GAAP basis, GEO expects third quarter 2014 net income per diluted share to be in a range of $0.50 to $0.53 and third quarter 2014 revenues to be in a range of $410 million to $415 million.

For the fourth quarter 2014, GEO expects AFFO to be in a range of $0.81 to $0.84 per diluted share. On a GAAP basis, GEO expects fourth quarter 2014 net income per diluted share to be in a range of $0.50 to $0.53 and fourth quarter 2014 revenues to be in a range of $410 million to $415 million.

GEO’s guidance reflects the expected activation and related start-up expenses of the company-owned, 300-bed McFarland Female Community Reentry Facility in California during the third quarter 2014 and the company-owned, 400-bed Alexandria Transfer Center in Louisiana during the fourth quarter 2014.

Quarterly Dividend

On August 5, 2014, GEO’s Board of Directors declared a quarterly cash dividend of $0.57 per share. The quarterly cash dividend will be paid on August 29, 2014 to shareholders of record as of the close of business on August 18, 2014. The declaration of future quarterly cash dividends is subject to approval by GEO’s Board of Directors and to meeting the requirements of all applicable laws and regulations. GEO’s Board of Directors retains the power to modify its dividend policy as it may deem necessary or appropriate in the future.

Reconciliation Tables and Supplemental Disclosure

GEO has made available a Supplemental Disclosure which contains reconciliation tables of Net Income to Net Operating Income, EBITDA, and Adjusted EBITDA, and Net Income to FFO, Normalized FFO and AFFO along with supplemental financial and operational information on GEO’s business segments and other important operating metrics. Please see the section of this press release below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Disclosure which is available on GEO’s Investor Relations webpage at www.geogroup.com.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss GEO’s second quarter 2014 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-888-679-8033 and the international call-in number is 1-617-213-4846. The conference call participant passcode is 86120917. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations webpage at www.geogroup.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until August 13, 2014 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The conference call participant passcode for the telephonic replay is 98910003.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe. GEO is the world’s leading provider of diversified correctional, detention, community reentry, and electronic monitoring services to government agencies worldwide with operations in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the ownership and/or management of 98 facilities totaling approximately 78,500 beds, including projects under development, with a growing workforce of approximately 18,000 professionals.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, EBITDA, Adjusted EBITDA, Funds from Operations, Normalized Funds from Operations and Adjusted Funds from Operations are non-GAAP financial measures that are presented as supplemental disclosures.

GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including, Net Operating Income, EBITDA, Adjusted EBITDA, FFO, Normalized FFO, and AFFO. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2014, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses, and real estate related operating lease expense. Net Operating Income is calculated as net income adjusted by subtracting equity in earnings of affiliates, net of tax, and by adding income tax provision, interest expense, net of interest income, depreciation and amortization expense, general and administrative expenses, and real estate related operating lease expense.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

EBITDA is defined as Net Operating Income adjusted by subtracting general and administrative expenses, real estate related operating lease expense, and loss on extinguishment of debt, pre-tax, and by adding equity in earnings of affiliates, pre-tax. Adjusted EBITDA is defined as EBITDA adjusted for net income/loss attributable to non-controlling interests, non-cash stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented REIT conversion related expenses, pre-tax, and loss on extinguishment of debt, pre-tax. Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Funds from Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented REIT conversion related expenses, net of tax, tax benefit related to IRS settlement and REIT conversion, and loss on extinguishment of debt, net of tax.

Adjusted Funds from Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation and the amortization of debt costs and other non-cash interest and by subtracting recurring consolidated maintenance capital expenditures.

Because of the unique design, structure and use of our correctional facilities, we believe that assessing the performance of our correctional facilities without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We have modified FFO to derive Normalized FFO and AFFO that meaningfully reflect our operations. Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in income from continuing operations but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs and interest costs, providing a perspective not immediately apparent from income from continuing operations. We believe the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in our industry as a real estate investment trust.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for the third quarter and fourth quarter 2014 and full year 2014, growth opportunities, and the expected activation of certain facilities in the second half of 2014. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2014 given the various risks to which its business is exposed; (2) GEO’s ability to declare future quarterly cash dividends and the timing and amount of such future cash dividends; (3) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; (9) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (10) GEO’s ability to remain qualified as a REIT; (11) the incurrence of REIT related expenses; and (12) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports.

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Second quarter and first six months 2014 financial tables to follow:

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Q2 2014	Q2 2013	YTD 2014	YTD 2013
Revenues	$412,843	$381,653	$805,980	$758,684
Operating expenses	300,058	279,246	591,981	560,043
Depreciation and amortization	23,748	23,657	47,890	46,592
General and administrative expenses	28,148	27,363	56,650	59,403

Operating income	60,889	51,387	109,459	92,646
Interest income and other	824	1,165	1,556	2,349
Interest expense	(20,602)	(21,103)	(41,254)	(40,444)
Loss on extinguishment of debt	—	(5,527)	—	(5,527)

Income before income taxes and equity in earnings of affiliates	41,111	25,922	69,761	49,024
Provision for (benefit from) income taxes	3,387	(7,268)	5,525	(6,387)
Equity in earnings of affiliates, net of income tax provision	1,174	1,029	2,658	2,246

Net income	38,898	34,219	66,894	57,657
Less: Net income attributable to noncontrolling interests	—	(12)	(6)	(30)

Net income attributable to The GEO Group, Inc.	$38,898	$34,207	$66,888	$57,627

Weighted Average Common Shares Outstanding:
Basic	71,749	71,083	71,599	70,967
Diluted	71,994	71,607	71,875	71,510

Income per Common Share Attributable to The GEO Group, Inc. :

Net income per share — basic	$0.54	$0.48	$0.93	$0.81

Net income per share — diluted	$0.54	$0.48	$0.93	$0.81

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current Assets

Cash and cash equivalents	$37,360	$52,125
Restricted cash and investments	14,448	11,518
Accounts receivable, less allowance for doubtful accounts	270,965	250,530
Current deferred income tax assets	20,936	20,936
Prepaid expenses and other current assets	39,998	49,236

Total current assets	383,707	384,345

Restricted Cash and Investments	24,780	18,349
Property and Equipment, Net	1,737,357	1,727,798
Direct Finance Lease Receivable	14,361	16,944
Non-Current Deferred Income Tax Assets	4,821	4,821
Intangible Assets, Net (including goodwill)	657,086	653,596
Other Non-Current Assets	83,271	83,511

Total Assets	$2,905,383	$2,889,364

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities

Accounts payable	$56,467	$47,286
Accrued payroll and related taxes	39,807	38,726
Accrued expenses	127,839	114,950
Current portion of capital lease obligations, long-term debt, and non-recourse debt	22,837	22,163

Total current liabilities	246,950	223,125

Non-Current Deferred Income Tax Liabilities	14,689	14,689
Other Non-Current Liabilities	70,342	64,961
Capital Lease Obligations	10,401	10,924
Long-Term Debt	1,479,027	1,485,536
Non-Recourse Debt	63,894	66,153
Shareholders’ Equity	1,020,080	1,023,976

Total Liabilities and Shareholders’ Equity	$2,905,383	$2,889,364

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income to FFO, Normalized FFO, and AFFO

(In thousands, except per share data)

(Unaudited)

	Q2 2014	Q2 2013	YTD 2014	YTD 2013
Net Income attributable to GEO	$38,898	$34,207	$66,888	$57,627

Add:
Real Estate Related Depreciation and Amortization	12,985	12,727	26,366	25,251

Equals: NAREIT defined FFO	$51,883	$46,934	$93,254	$82,878

Add:
REIT conversion related expenses, net of tax	—	1,030	—	4,697
Tax benefit related to IRS settlement & REIT conversion	—	(8,416)	—	(8,416)
Loss on extinguishment of debt, net of tax	—	4,396	—	4,396

Equals: FFO, normalized	$51,883	$43,944	$93,254	$83,555

Add:
Non-Real Estate Related Depreciation & Amortization	10,763	10,930	21,524	21,341
Consolidated Maintenance Capital Expenditures	(4,961)	(5,679)	(9,381)	(9,296)
Stock Based Compensation Expenses	2,067	1,660	4,533	3,345
Amortization of Debt Costs and Other Non-Cash Interest	1,175	1,478	2,399	3,015

Equals: AFFO	$60,927	$52,333	$112,329	$101,960

Weighted average common shares outstanding - Diluted	71,994	71,607	71,875	71,510

FFO/AFFO per Share - Diluted
Normalized FFO Per Diluted Share	$0.72	$0.61	$1.30	$1.17

AFFO Per Diluted Share	$0.85	$0.73	$1.56	$1.43

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income to Net Operating Income and Adjusted EBITDA

(In thousands)

(Unaudited)

	Q2 2014	Q2 2013	YTD 2014	YTD 2013
Net income attributable to GEO	$38,898	$34,207	$66,888	$57,627
Less
Net (income)/loss attributable to noncontrolling interests	—	(12)	(6)	(30)

Net Income	$38,898	$34,219	$66,894	$57,657
Add
Equity in earnings of affiliates, net of income tax provision	(1,174)	(1,029)	(2,658)	(2,246)
Income tax (benefit)/provision	3,387	(7,268)	5,525	(6,387)
Interest expense, net of interest income	19,778	19,938	39,698	38,095
Loss on extinguishment of debt	—	5,527	—	5,527
Depreciation and amortization	23,748	23,657	47,890	46,592
General and administrative expenses	28,148	27,363	56,650	59,403

Net Operating Income, net of operating lease obligations	$112,785	$102,407	$213,999	$198,641

Add: Operating lease expense, real estate	6,406	6,124	12,701	12,197

Net Operating Income (NOI)	$119,191	$108,531	$226,700	$210,838

Less:
General and administrative expenses	28,148	27,363	56,650	59,403
Operating lease expense, real estate	6,406	6,124	12,701	12,197
Loss on extinguishment of debt, pre-tax	—	5,527	—	5,527
Equity in earnings of affiliates, pre-tax	(1,828)	(1,446)	(3,861)	(3,140)

EBITDA	$86,466	$70,963	$161,210	$136,851

Adjustments
Net income attributable to non-controlling interests	—	(12)	(6)	(30)
Stock based compensation expenses, pre-tax	2,067	1,660	4,533	3,345
REIT conversion related expenses, pre-tax	—	1,466	—	7,438
Loss on extinguishment of debt, pre-tax	—	5,527	—	5,527

Adjusted EBITDA	$88,533	$79,604	$165,737	$153,131

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

2014 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	Full Year 2014 Guidance
Net Income	$139,000	to	$144,000
Real Estate Related Depreciation and Amortization	53,000		53,000

Funds from Operations (FFO)	$192,000	to	$197,000

Adjustments	—		—

Normalized Funds from Operations	$192,000	to	$197,000

Non-Real Estate Related Depreciation and Amortization	44,000		44,000
Consolidated Maintenance Capex	(21,000)		(21,000)
Non-Cash Stock Based Compensation and Non-Cash Interest Expense	14,000		14,000

Adjusted Funds From Operations (AFFO)	$229,000	to	$234,000

Net Cash Interest Expense	74,000		74,000
Consolidated Maintenance Capex	21,000		21,000
Income Taxes	14,000		14,000

Adjusted EBITDA	$338,000	to	$343,000

G&A Expenses	111,000		111,000
Non-Cash Stock Based Compensation	(9,000)		(9,000)
Real Estate Related Operating Lease Expense	25,000		25,000

Net Operating Income	$465,000	to	$470,000

FFO Per Share (Normalized)	$2.67	to	$2.73
AFFO Per Share	$3.18	to	$3.24
Weighted Average Common Shares Outstanding-Diluted	72,000	to	72,250

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations